Schedule A
                              Pilot Plant Estimates


License Fee to Inventor                               $    475,000.00
-----------------------                              ------------------

License Fee Totals                                    $    475,000.00
                                                     ==================


Pilot Plant Expenses

Salaries and Wages
  Exec & Admin                                        $     240,000.00
  Taxes & Benefits                                    $      72,000.00
Telephone                                             $      18,000.00
Office Expense                                        $      30,000.00
Travel Expense                                        $      42,000.00
Legal & Audit                                         $      24,000.00
Insurance                                             $      12,000.00
Depreciation                                          $       6,000.00
Office Rent                                           $      54,000.00
Utilities                                             $      14,400.00
                                                     ------------------

Pilot Plant Expense Totals                            $     512,400.00
                                                     ==================

Pilot Plant Equipment

Equipment
  Tanks 1000 Gallon                                   $      21,000.00
  Tanks 5000 Gallon                                   $      13,000.00
  Pumps                                               $       4,800.00
  Filters                                             $      20,000.00
  Dryers                                              $       9,500.00
  Kilns                                               $      10,000.00
Materials
  Filter Media                                        $       5,000.00
  Other Materials                                     $      10,000.00
Services
  Water Transport                                     $      18,000.00
  Water Clean-Up                                      $       3,000.00
  Chemical Disposal                                   $       4,200.00
  Water Sampling and Testing                          $       9,000.00
Chemicals                                             $      10,000.00
Platinum Sponge                                       $     125,000.00
                                                     ------------------

Equipment & Chemicals Totals                          $     262,500.00
                                                     ==================

Operating Capital                                     $     250,000.00
-----------------
                                                     ------------------

Operating Capital Total                               $     250,000.00
                                                     ==================





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

Pilot Plant Totals Summary
--------------------------

  License Fee Totals                                  $    475,000.00
  Pilot Plant Expense Totals                          $    512,400.00
  Equipment & Chemicals Totals                        $    262,500.00
  Operating Capital Total                             $    250,000.00
                                                     ------------------

Pilot Plant Totals Summary                            $  1,499,900.00
                                                     ==================





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



                                   Schedule B
                          Production Facility Estimates


Production Facility Costs
-------------------------

Core Building and 2 Production Line Bays
  Existing Structure                                  $   1,000,000.00
  Existing Structure Buildout                         $     200,000.00
  Land - 10 Acres                                     $      45,000.00
  Security                                            $      25,000.00
  Well Pumps                                          $      75,000.00
  License & Permits                                   $      40,000.00
  Insurance                                           $      35,000.00

Furnishings
  Office Equipment & Furniture                        $      35,000.00
  Lab Equipment                                       $      20,000.00
  Phone System Install                                $      10,000.00
  Safety Equipment                                    $      15,000.00

Operating Capital                                     $     500,000.00
                                                     ------------------

Production Facility Totals                            $   2,000,000.00
                                                     ==================





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                                   Schedule C
                    2 Production Lines and Material Estimates


20,000 Gal / Day Production Line Costs
--------------------------------------
 per production line

Equipment Costs
  Water Storage Tanks 20,000 Gallon                   $      50,000.00
  Process Tanks 5000 Gallon                           $      48,000.00
  Filter Presses                                      $     100,000.00
  Precipitate Dryers                                  $      48,000.00
  Kilns                                               $      31,200.00
  Inquart Tanks                                       $      19,000.00
  Sludge Conveyor System                              $      15,000.00
pH monitoring and control system                      $      50,000.00
Hydrocyclone Reduction System                         $      20,000.00
Misc Equipment                                        $      50,000.00

Engineering Costs
  Mechanical Engineering                              $      75,000.00
  Electrical Engineering & Automation                 $     125,000.00
  Civil & Structural Engineering                      $      75,000.00

Installation Costs
  Rack System                                         $      30,000.00
  Mezzanine                                           $      60,000.00
  Process Piping and Valving                          $      30,000.00
  Used Process Water Processing                       $      13,000.00
  Tank installation & Retention Dam                   $      35,000.00
  Sludge Conveyor Install                             $      20,000.00
  Electrical Distribution & Install                   $      40,000.00
  Chemical Storage and Containment                    $      45,000.00
  Misc Installation Costs                             $      20,000.00
                                                     ------------------

Production Line Totals                                $     999,200.00
                                                     ==================





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Production Chemicals & Platinum Costs
-------------------------------------
  per production line

Chemicals                                             $      45,000.00
Production Materials                                  $      25,000.00
Platinum                                              $     405,000.00
Misc Materials                                        $      25,000.00
                                                     ------------------

Production Chemical & Platinum Totals                 $     500,000.00
                                                     ==================


Production Facility Totals Summary
----------------------------------

  Production Facility Total                           $  2,000,000.00
  Production Line Total - 1 Line                      $    999,200.00
  Production Line Total - 1 Line                      $    999,200.00
  Production Chemical & Platinum Total                $    500,000.00
  Production Chemical & Platinum Total                $    500,000.00
                                                     ------------------

Production Facility w/ 2 Lines Total                  $  4,998,400.00
                                                     ==================



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